EXHIBIT 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                              At June 30, 1998
                                                              ----------------

ASSETS
Current Assets:
   Cash                                                         $ 12,962,707
   Accounts Receivable - Net                                      15,015,702
   Unbilled Utility Revenue                                        2,080,599
   Intercompany Receivables                                          307,592
   Materials & Supplies                                            4,625,151
   Prepaid Expenses                                                  155,890
                                                                ------------
Total Current Assets                                              35,147,641
                                                                ------------

Property, Plant & Equipment                                      246,184,744
   Less:  Reserve for DDA                                         70,281,058
                                                                ------------
                                                                 175,903,686
                                                                ------------

Other Assets:                                                     22,894,391
                                                                ------------

Total Assets                                                    $233,945,718
                                                                ============


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750            $      4,750
   Paid-in Capital                                                38,245,250
Retained Earnings                                                 (8,450,539)
Cumulative Translation Adjustment                                 (1,058,855)
                                                                ------------
Total Stockholders Equity                                         28,740,606
                                                                ------------

Long-Term Debt, Net of Current Portion                            63,829,812
Long-Term Debt - Intercompany                                     90,000,000
                                                                ------------
Total Long-Term Debt                                             153,829,812
                                                                ------------

Minority Interest in Foreign Subsidiaries                         23,902,457
                                                                ------------

Current and Accrued Liabilities:
   Current Portion of Long-Term Debt                                 484,262
   Accounts Payable                                                8,170,356
   Accounts Payable - Intercompany                                 2,137,903
   Federal Income Taxes Payable                                     (476,939)
   Other Accrued Liabilities                                      14,266,533
                                                                ------------
Total Current and Accrued Liabilities                             24,582,115
                                                                ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                                2,737,923
  Other Deferred Credits                                             152,805
                                                                ------------
Total Deferred Credits                                             2,890,728
                                                                ------------

Total Liabilities and Stockholders Equity                       $233,945,718
                                                                ============